                                 [LETTERHEAD]






                           CATTLE PURCHASE CONTRACT

This contract ("Contract") is made this 14th day of May, 1996, between Cervi Ranches with its principle place of business located at 103 Sierra Vista, PO Box 169, Sterling, CO 80751 ("SELLER") and Coleman Natural Meats, Inc., with its principal place of business at 5140 Race Court #4, Denver, Colorado 80216 ("BUYER").

The Seller agrees to sell and the Buyer agrees to buy at slaughter cattle that are described on Invoices attached and made part of this Contract as exhibit "A". The exact amount of the Invoices being $643,814.54 plus all other accrued expenses incurred by Seller for the care and maintenance of the cattle.

Location and identification of cattle:

     Decker Bros. Feedlot    Scott County, Kansas        Lot D 28-A     167 Steers        $175,123.15
     Decker Bros. Feedlot    Scott County, Kansas        Lot D 28-B     169 Steers        $166,380.83
     Decker Bros. Feedlot    Scott County, Kansas        Lot D 28-C     163 Steers        $150,282.28
     Zion Feedlot            Philipps County, Colorado   Lot 95-5       344 Heifers       $152,028.28
                                                                                          -----------
                                                                        Total:            $643,814.54


Cattle are branded with 00 on the left side.

Interest will be calculated on the exact amount of the Invoices attached, and on accrued expenses incurred by Seller for the care and maintenance of the cattle described therein. The interest rate will be floating at 3/4 of a point above prime (8.25%) as quoted on page 14 of the Data Transmission Network Financial Summary.

Payment will be made as cattle are slaughtered or as otherwise agreed by the parties.

Cattle will be slaughtered on or near September 30, 1996.

Seller: Cervi Ranches

By:  /s/  MIKE CERVI         5-20-96
   -----------------------   --------
       Mike Cervi            Date

Buyer: Coleman Natural Meats, Inc.


By:   /s/  LEE ARST          6-3-96
   -----------------------   --------
        Lee Arst             Date